ADVENT SOFTWARE, INC.

[LOGO] /ADV
        ENT/

                                                                   April 2, 2002

Dear Advent Stockholder:

Advent's Annual Meeting of Stockholders will be held on Wednesday, May 8, 2002 at 9:00 a.m. local time at our corporate offices, located at 301 Brannan Street, San Francisco, CA.

WE CALL YOUR ATTENTION TO, AND ASK FOR YOUR SUPPORT OF, PROPOSAL 2 - THE ADOPTION OF THE 2002 STOCK PLAN - TO REPLACE OUR EXISTING 1992 STOCK PLAN. THE 1992 STOCK PLAN EXPIRES IN AUGUST OF THIS YEAR. The 2002 Stock Plan will assume the number of unissued shares, if any, in the 1992 Stock Plan and will provide for an automatic annual increase on the last day of each fiscal year equal to the lesser of (i) 1,500,000 shares, (ii) 3% of Advent's outstanding common stock on such date or (iii) a lesser number of shares as determined by the Board of Directors.

Advent has a long-standing policy of encouraging employee equity ownership. We believe that the adoption of the 2002 Stock Plan will contribute to high levels of performance by our employees and will also provide an effective means of aligning the interests of Advent management, employees and stockholders. Advent has made recent efforts to minimize dilution from future stock option issuances by repurchasing 430,000 shares in September and October of 2001.

We are aware that large institutional investors often elect to delegate their proxy voting decisions to outside firms such as Institutional Shareholder Services (ISS). Firms such as ISS model their proxy voting decisions based on historical industry averages and we are concerned that the ISS will recommend a no vote on Proposal 2. Advent Software has differentiated itself from industry averages:
         - We have consistently grown our revenues and earnings which has been reflected in our stock price. As of March 11th, Advent's stock price has increased over 900% since our initial public offering in 1995, substantially higher than industry averages (refer to the Comparison of Five Year Cumulative Total Return on page 18 of the Proxy).
         - Many firms in the industry have recently downsized their employee base. Downsizing returns unvested options to a company's stock pool. Fortunately, Advent has not experienced any downsizing. Therefore, our stock option plan has not been refreshed by options from terminated employees, which exacerbates our statistics relative to modeled averages.
         - Models do not take into consideration our recently announced acquisition of Kinexus Corporation and the more than 100 employees added to our employee base as a result of the acquisition.

THE COMPANY'S 1992 STOCK PLAN EXPIRES IN AUGUST 2002. THE BOARD AND MANAGEMENT OF ADVENT BELIEVE THAT ADOPTION OF THE 2002 STOCK PLAN IS NECESSARY TO OUR ATTRACTING AND RETAINING HIGHLY SKILLED EMPLOYEES WHO ARE ESSENTIAL TO ADVENT'S LONG-TERM SUCCESS, AND ACCORDINGLY IS IN THE BEST INTERESTS OF ADVENT AND ITS STOCKHOLDERS.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD TO ENSURE YOUR REPRESENTATION AT THE MEETING.

Please feel free to contact me at 415-645-1261.

Sincerely,

/s/ Irv H. Lichtenwald
-------------------------------------
Irv H. Lichtenwald
Chief Financial Officer and Secretary


       301 Brannan Street o San Francisco, California 94107 o 415-543-7696

                              ADVENT SOFTWARE, INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON MAY 8, 2002


TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Advent Software, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 8, 2002 at 9:00 a.m., local time, at its corporate offices, located at 301 Brannan Street, San Francisco, California 94107, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

2. To consider and approve the Company's 2002 Stock Plan (the "Plan") and reserve shares of the Company's Common Stock for issuance under the Plan, with an automatic annual increase on the last day of each fiscal year equal to the lesser of (i) 1,500,000 shares, (ii) 3% of the Company's outstanding Common Stock on such date or (iii) a lesser number of shares as determined by the Board of Directors.

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2002.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 11, 2002 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.



                                                        /s/ Irv H. Lichtenwald
                                                        ----------------------
                                                        Irv H. Lichtenwald
                                                        SECRETARY

San Francisco, California
April 2, 2002


================================================================================
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND
          PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
================================================================================

                              ADVENT SOFTWARE, INC.

                               ------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                               ------------------

                               PROCEDURAL MATTERS

GENERAL

         The enclosed Proxy is solicited on behalf of Advent Software, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 8, 2002 at 9:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

         The Annual Meeting will be held at the Company's corporate offices at 301 Brannan Street, San Francisco, California 94107. The Company's telephone number is (415) 543-7696.

         These proxy solicitation materials were mailed on or about April 2, 2002, together with the Company's 2001 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

RECORD DATE

         Stockholders of record at the close of business on March 11, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, approximately 34.6 million shares of the Company's common stock, $.01 par value (the "Common Stock"), were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Beneficial Security Ownership of Management and Certain Beneficial Owners."

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company's corporate offices a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

         Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

         The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter, electronic mail, or facsimile. In addition, the Company has retained

Georgeson Shareholder Services to assist in the solicitation of proxies at an estimated fee of $8,000 plus reasonable out of pocket expenses.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the 2002 Stock Plan ("the Plan") and to ratify the appointment of auditors.

         Under the General Corporation Law of the State of Delaware, an abstaining vote and broker "non-vote" are counted as present and entitled to vote and are, therefore, included for the purposes of determining whether a quorum of shares is present at a meeting. A plurality of the votes duly cast is required for the election of directors. A plurality of the votes duly cast means that only affirmative votes will affect the outcome of the election. Therefore, neither abstentions nor broker "non-votes" will have any impact on the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the 2002 Stock Plan and to ratify the appointment of auditors. Abstentions are deemed to be "votes cast" and will have the effect of votes in opposition of the proposals to amend the Plan and to ratify the appointment of auditors. However, broker "non-votes" are not deemed to be "votes cast" and therefore are not included in the tabulation of the voting results on the proposals to amend the Plan or to ratify the appointment of auditors.

         A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2003 Annual Meeting of Stockholders must be received by the Company at its corporate offices no later than November 26, 2002 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. If a stockholder intends to submit a proposal at the Company's 2003 Annual Meeting of Stockholders which is not submitted in time to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must give notice to the Company not less than 90 days prior to the meeting in accordance with the requirements set forth in the Company's bylaws. If such a stockholder fails to comply with the foregoing notice provisions, the proposal may not be brought before the meeting.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS
NOMINEES

         The Company's Bylaws authorize a Board of six directors. A Board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

         The name of and certain information regarding each nominee are set forth below.


                NAME                   AGE(1)               PRINCIPAL OCCUPATION
---------------------------------      ------   ----------------------------------------------------
Stephanie G. DiMarco.............        44     Chairman of the Board
Peter M. Caswell.................        45     President and Chief Executive Officer
Frank H. Robinson................        58     Management Consultant
Wendell G. Van Auken.............        57     General Partner, Mayfield Fund
William F. Zuendt................        55     President and Chief Operating Officer (Retired),
                                                Wells Fargo and Company
Monte Zweben.....................        38     Chief Executive Officer, Blue Martini Software


(1)  As of the record date, March 11, 2002

         Ms. DiMarco founded Advent in June 1983. She became Chairman of the Board in November 1995. In addition, she served as President until April 1997 and Chief Executive Officer until November 1999. Ms. DiMarco holds a B.S. in Business Administration from the University of California at Berkeley.

         Mr. Caswell joined Advent in December 1993 as Vice President, Sales and Professional Services. In 1996 Mr. Caswell took on responsibility for Advent's marketing efforts and was promoted to Senior Vice President. In April 1997, Mr. Caswell became President and Chief Operating Officer. In November 1999 Mr. Caswell was promoted to President and Chief Executive Officer and elected to our Board of Directors. Prior to joining Advent, Mr. Caswell held various management positions, including Vice President and General Manager, Western Region, with Dun & Bradstreet Software Services, Inc. and its predecessor, Management Science America, Inc., a supplier of computer software for finance, marketing, manufacturing and human resource functions. Mr. Caswell holds a diploma in Management Studies (M.B.A. equivalent) and a Higher National Diploma in Agriculture (B.S. equivalent) from Seale Hayne College in England.

         Mr. Robinson has been a director of Advent since February 1985. Since 1982, Mr. Robinson has been a management consultant specializing in the development of technology-based products and services. Mr. Robinson holds an M.B.A. and a B.A. in Physics from the State University of New York at Buffalo.

         Mr. Van Auken has been a director of Advent since September 1995. Mr. Van Auken has been a general partner of Mayfield Fund, a venture capital firm, since October 1986. Mr. Van Auken holds an M.B.A. from Stanford University and a B.E.E. from Rensselaer Polytechnic Institute. Mr. Van Auken is a director of Montgomery Street Income Securities, Inc., an investment company.

         Mr. Zuendt became a director in August 1997. Mr. Zuendt retired as President and Chief Operating Officer of Wells Fargo & Company and its principal subsidiary, Wells Fargo Bank, in 1997. Mr. Zuendt joined Wells Fargo in 1973 with responsibility for its computer systems and operations. Throughout the 1980's he directed Wells Fargo's retail banking business and was elected President in 1994. Mr. Zuendt earned an M.B.A degree from Stanford University and a B.S. degree in mathematics from Rensselaer Polytechnic Institute. Mr. Zuendt is a director of Blue Martini Software, a leading provider of Internet-based business applications.

         Mr. Zweben became a director in November 1997. He has been Chairman and Chief Executive Officer of Blue Martini Software, which offers eCRM software applications, since June 1998. Prior to founding Blue Martini Software in 1998, Mr. Zweben was Vice President and General Manager of PeopleSoft's Manufacturing Industry Unit. after founding Red Pepper Software in 1992 which was acquired by PeopleSoft in December 1996. Mr. Zweben received a M.S. degree in Computer Science from Stanford University and a B.S. in Computer Science and Industrial Management from Carnegie-Mellon University.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors held a total of eight meetings (including regularly scheduled and special meetings) during fiscal 2001. No incumbent director during the last fiscal year, while a member of the Board of Directors, attended fewer than 75% of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all committees on which such director served.

         The Board of Directors of the Company has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

         The Audit Committee, which currently consists of Messrs. Van Auken, Zuendt and Zweben, is responsible for assisting the Board of Directors in monitoring (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements and (iii) the independence and performance of the Company's external auditors. The Audit Committee held four meetings during fiscal 2001.

         The Compensation Committee, which currently consists of Messrs. Robinson and Van Auken, is responsible for (i) reviewing and approving the compensation and benefits for the Company's officers and other employees, (ii) administering the Company's stock purchase and stock option plans, and (iii) making recommendations to the Board of Directors regarding such matters. The Compensation Committee held one meeting during fiscal 2001.

         The Nominating Committee, which currently consists of Messrs. Robinson and Zuendt, was formed in May 2001 and is responsible for nominating candidates to fill vacancies on the Board of Directors. The nominating Committee did not meet during fiscal 2001 since there were no vacancies on the Board of Directors.

COMPENSATION OF DIRECTORS

         Directors who are employees of the Company do not receive additional compensation for their services as directors of the Company. However, nonemployee members of the Board of Directors receive an annual cash retainer of $5,000 and $1,250 for attendance at each meeting of the Board of Directors or any committee thereof.

         In addition, nonemployee directors participate in the Company's 1995 Director Option Plan (the "Director Plan"). The Director Plan was approved by the Board in October 1995 and was ratified by stockholders in November 1995, at which time a total of 225,000 shares of Common Stock were reserved for issuance thereunder. The Director Plan was amended in May 2000 to provide for an additional 200,000 shares of Common stock to be reserved for issuance thereunder. As of March 11, 2002, there were 189,000 options outstanding under the Director Plan. The Director Plan became effective on the date of the Company's initial public offering on November 15, 1995, and is currently administered by the Board of Directors. Under the Director Plan, each nonemployee director is automatically granted a non-qualified option to purchase 30,000 shares on the date upon which such person first becomes a director (the "Initial Option") with an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant. Thereafter, each nonemployee director is automatically granted an option to purchase 6,000 shares of Common Stock on December 1st of each year, except in the year the Director Plan was adopted (a "Subsequent Option"), provided he or she has served as a director for at least six months as of such date.

         Options granted under the Director Plan have a term of ten years unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Director Plan. Such options are transferable by the optionee only in certain limited circumstances and each option is exercisable during the lifetime of the director only by such director or a permitted transferee. Initial Options granted under the Director Plan vest as to one-fifth (1/5) of the shares on the first anniversary date of grant and, as to the remaining shares, ratably each month over the ensuing four years. Subsequent Options begin to vest on the fourth anniversary of the date of grant and vest ratably each month over the next 12 month period. The Director Plan is designed to work automatically, without administration; however, to the extent administration is necessary, the Director Plan has been structured so that options granted to nonemployee directors who administer the Company's other employee benefit plans shall qualify as transactions exempt from Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 16b-3 promulgated thereunder.

REQUIRED VOTE

         The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors, whether or not such affirmative votes constitute a majority of the shares voted. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

          MANAGEMENT RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2

                            APPROVAL OF THE COMPANY'S
                                 2002 STOCK PLAN

GENERAL

         The Board of Directors determined that it is in the best interests of the Company and its stockholders to approve the 2002 Stock Plan (the "Plan") (described below). The Plan is intended to replace the Advent Software, Inc. 1992 Stock Plan (the "1992 Plan"), which will terminate in August 2002. In February 2002, the Board of Directors approved the Plan and reserved Common Stock for issuance thereunder subject to stockholder approval for an annual increase on last day of each fiscal year of the number of shares of the Company's Common Stock reserved for issuance under the Plan equal to the lesser of (i) 1,500,000 shares, (ii) 3% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. As of the date of stockholder approval of the Plan, no options had been granted pursuant to the Plan.

         For a description of the principal features of the Plan, see "Appendix A -- Description of the Advent Software, Inc. 2002 Stock Plan."

PROPOSAL

         At the Annual Meeting, the stockholders are being requested to consider and approve the Plan approved by the Board in February 2002 and the reservation of shares of Common Stock for issuance thereunder in the form of an annual increase on the last day of each fiscal year equal to the lesser of (i) 1,500,000 shares, (ii) 3% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The Plan is intended to replace the 1992 Plan, which will terminate in August 2002, and will give the Board of Directors greater flexibility to grant stock options. The Company believes that granting stock options motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of the Company. The Company believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding current employees. The Board believes that the ability to grant options will be important to the future success of the Company by allowing it to accomplish these objectives.

REQUIRED VOTE

      The affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting is required to approve and ratify the Plan.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
             PLAN. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE
                        AGAINST THE APPROVAL OF THE PLAN.


                                 PROPOSAL NO. 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2002. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1989. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

        FEES TO ACCOUNTANTS FOR SERVICES RENDERED DURING FISCAL YEAR 2001

AUDIT FEES:
Audit fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2001 fiscal year for the audit of the Company's annual financial statements incorporated by reference on Form 10-K and the review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q totaled $138,675.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES:
The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

ALL OTHER FEES:
Fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including fees related to services performed in connection with the Company's secondary stock offering, acquisitions and tax related services totaled $496,022.

REQUIRED VOTE

         Stockholder ratification of the selection of PricewatehouseCoopers LLP as the Company's independent public accountants is not required by the Company's Bylaws, or other applicable legal requirement. However, as a matter of good corporate practice, the Board of Directors has conditioned its appointment of the Company's independent accountants upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent accountants will be reconsidered by the Audit Committee and the Board of Directors. Even if the selection is ratified, the Board at its discretion and at the direction of the Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
         RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR ENDING DECEMBER 31, 2002.

                   BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth the beneficial ownership of Common Stock of the Company as of March 11, 2002 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors;
(iii) the Company's Chief Executive Officer and each of the officers ("Named Officers") named in the Summary Compensation Table on page 15 hereof; and (iv) all directors and executive officers of the Company as a group.


                                                                                      SHARES          PERCENTAGE
                                                                                   BENEFICIALLY      BENEFICIALLY
                  5% STOCKHOLDERS, DIRECTORS AND OFFICERS                            OWNED(1)         OWNED (1)
--------------------------------------------------------------------------------  --------------    --------------
5% STOCKHOLDERS
DiMarco/Harleen Revocable Trust(3)...........................................         1,969,962             5.6
   c/o Advent Software, Inc.
   301 Brannan Street
   San Francisco, CA 94107
FMR Corp.(2).................................................................         3,250,820             9.39
   82 Devonshire Street
   Boston, MA   02109

DIRECTORS AND NAMED OFFICERS
Frank H. Robinson(4).........................................................            54,501             *
Wendell G. Van Auken(5)......................................................            60,498             *
Monte Zweben (6).............................................................             4,500             *
William F. Zuendt (7)........................................................            35,500             *
Stephanie G. DiMarco(3)......................................................         1,969,962             5.6
Peter M. Caswell(8)..........................................................           476,200             1.4
Melanie K. Cary(9)...........................................................            29,334             *
Lily S. Chang(10)............................................................           371,762             1.1
Collin A. Cohen (11).........................................................            34,780             *
Irv H. Lichtenwald(12).......................................................            35,234             *
Armistead D. Puryear (13)....................................................            33,002             *

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
   (12 persons)(14)..........................................................         3,154,023             9.1

------------------------
*     Less than 1%
(1) The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of March 11, 2002 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers) with respect to the shares shown as beneficially owned.
(2) This information was obtained from filings made with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act.
(3) Ms. DiMarco is also Chairman of the Board of the Company. Share amounts include 1,424,262 shares held by the DiMarco/Harleen Revocable Living Trust, 93,500 shares held by the DiMarco/Harleen Charitable Remainder Trust and 2,200 shares held by the DiMarco/Harleen Children's Trust as to which Ms. DiMarco shares voting and dispositive power. In addition, includes options to purchase 450,000 shares of Common Stock exercisable within 60 days of March 11, 2002.
(4) Includes options to purchase 38,501 shares of Common Stock exercisable within sixty days of March 11, 2002.
(5) Includes options to purchase 9,500 shares of Common Stock exercisable within sixty days of March 11, 2002.
(6) Includes options to purchase 4,500 shares of Common Stock exercisable within sixty days of March 11, 2002.
(7) Includes options to purchase 26,500 shares of Common Stock exercisable within sixty days of March 11, 2002.
(8) Includes 6,000 shares held under a trust for his children. Includes options to purchase 433,738 shares of Common Stock exercisable within sixty days of March 11, 2002.
(9) Includes options to purchase 15,334 shares of Common Stock exercisable within sixty days of March 11, 2002.
(10) Share amount includes 5,000 shares held by the Lily S. Chang 2000 Charitable Trust, and 238,991 shares held by the Lily S. Chang Trust. Includes options to purchase 127,771 shares of Common Stock exercisable within sixty days of March 11, 2002.

(11) Includes options to purchase 20,933 shares of Common Stock exercisable within sixty days of March 11, 2002.
(12) Includes options to purchase 34,584 shares of Common Stock exercisable within sixty days of March 11, 2002.
(13) Includes options to purchase 33,002 shares of Common Stock exercisable within sixty days of March 11,2002.
(14) Includes options held by executive officers and directors of the Company to purchase 1,243,113 shares of Common Stock exercisable within sixty days of March 11, 2002.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

         Mr. Van Auken made an untimely filing of the Form 5 in fiscal 2001 pursuant to a grant of stock in December 2000. Other than as provided in this Proxy Statement, based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that all Forms 5 required for such persons were filed, the Company believes that during fiscal 2001 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee was formed in October 1995 and is currently composed of Messrs. Robinson and Van Auken. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other Company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

         During 2000, Mr. Frank H. Robinson, a director of the Company, served as a consultant to the Company and was paid $41,065 in consulting fees for his services. No consulting services were performed by him in 1999 or 2001.

         The Company has entered into indemnification agreements with each of its directors and officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by law.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year, information concerning compensation paid for services to the Company in all capacities during the last three fiscal years.


                                                                                             LONG-TERM
                                                          ANNUAL COMPENSATION              COMPENSATION
                                                          -------------------                 AWARDS
                                                                                              ------
                                                                               OTHER
                                                                               ANNUAL        SECURITIES        ALL OTHER
                                                                            COMPENSATION     UNDERLYING      COMPENSATION
   NAME AND PRINCIPAL POSITION          YEAR    SALARY($)    BONUS($)(1)         ($)         OPTIONS (#)       ($)(2)
--------------------------------------------------------------------------------------------------------------------------
Peter M. Caswell..................      2001    $ 281,746      $ 50,000            $-                -        $ 20,599
   Chief  Executive   Officer  and      2000      285,246        50,000             -                -          19,980
   President                            1999      305,909        50,000             -          100,000          12,036

--------------------------------------------------------------------------------------------------------------------------
Melanie K. Cary...................      2001      256,519       100,000 (3)         -          100,000          29,672
    Senior Vice President               2000      248,549       102,276 (3)     66,985(4)            -          26,766
                                        1999      215,000        93,868 (3)     99,383(4)       60,000          20,691

--------------------------------------------------------------------------------------------------------------------------
Collin A. Cohen......................   2001      286,992             -             -           75,000          13,774
      Executive Vice President          2000      241,492        30,000             -           50,000          13,139
                                        1999      208,500        49,000             -                -           7,291

--------------------------------------------------------------------------------------------------------------------------
Lily S. Chang.....................      2001      285,000             -             -           75,000          20,482
    Executive Vice President            2000      285,246             -             -                -          12,901
                                        1999      305,909             -             -          202,500          10,549

--------------------------------------------------------------------------------------------------------------------------
Irv H. Lichtenwald................      2001      285,000             -             -          100,000          20,200
    Executive Vice President            2000      285,246             -             -                -          16,577
                                        1999      305,909             -             -          150,000           9,782

--------------------------------------------------------------------------------------------------------------------------
Armistead D. Puryear..............      2001      205,208       111,386(5)          -                -          27,643
    Senior Vice President               2000      200,000       171,192(5)          -           60,000          17,348
                                        1999      175,000       115,397(5)          -                -          12,691

-------------------------
(1) Includes bonuses earned or accrued with respect to services rendered in the fiscal year indicated, whether or not such bonus was actually paid during such fiscal year.
(2) Includes contributions made by the Company pursuant to the 401(k) Plan, premiums paid for life insurance where the Company is not the beneficiary, and amounts paid for health care and parking benefits.
(3) Bonus includes sales commissions earned of $88,228, $83,333 and $100,000 earned for 1999, 2000 and 2001, respectively.
(4)  Represents relocation allowance and payment of related taxes.
(5) Bonus includes sales commissions earned of $109,756, $171,192 and $111,386 earned for 1999, 2000 and 2001, respectively.


                              CERTAIN TRANSACTIONS

         In April 1997 the Board of Directors of the Company approved and issued a $200,000 loan to Peter Caswell, President, Chief Executive Officer and Director of the Company, secured by Mr. Caswell's stock and options in the Company. The largest amount outstanding in 2001 was $50,000, plus accrued interest. In November 2001, the Board forgave $50,000 of the debt based upon Mr. Caswell's meeting certain performance goals, and the total amount outstanding at December 31, 2001 was $49,252 in interest. The loan was due April 2001, or upon termination of Mr. Caswell's employment with the

Company if earlier, and accrues interest at a annual rate of 8%. In February 2002, the Board forgave the remaining amount outstanding.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table shows, as to each of the officers named in the Summary Compensation Table, information concerning stock options granted during the fiscal year ended December 31, 2001.


                                             OPTION GRANTS IN FISCAL 2001

                                                   INDIVIDUAL GRANTS
                             ------------------------------------------------------------     POTENTIAL REALIZABLE VALUE
                               NUMBER OF      PERCENT OF                                      AT ASSUMED ANNUAL RATES OF
                               SECURITIES    TOTAL OPTIONS                                   STOCK PRICE APPRECIATION FOR
                               UNDERLYING     GRANTED TO                                            OPTION TERM(4)
                                OPTIONS      EMPLOYEES IN      EXERCISE       EXPIRATION    -------------------------------
           NAME                GRANTED(1)   FISCAL YEAR(2)       PRICE          DATE(3)            5%             10%
---------------------------  ------------- ----------------   ----------     ------------   --------------  ---------------
Peter M. Caswell...........            -             -             -              -                    -                -
Melanie K. Cary............      100,000             8.1         $45.00        11/14/11       $2,830,500       $7,173,000
Collin A. Cohen                   75,000             6.1          39.125        3/1/11         1,845,722        4,677,394
Lily S. Chang..............       75,000             6.1          39.125        3/1/11         1,845,722        4,677,394
Irv H. Lichtenwald.........      100,000             8.1          39.125        3/1/11         2,460,963        6,236,525
Armistead D. Puryear.......            -             -             -              -                    -                -

-------------------------
(1) All options in this table were granted under the 1992 Stock Option Plan and have exercise prices equal to the fair market value on the date of grant. All such options have ten-year terms and vest monthly over a five-year period.
(2) The Company granted options to purchase 1,239,150 shares of Common Stock to employees in fiscal 2001.
(3) Options may terminate before their expiration upon the termination of optionee's status as an employee or consultant, the optionee's death or an acquisition of the Company.
(4) Potential realizable value assumes that the stock price increases from the exercise price from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of approximately 62.9% (at 5% per year) and 159.4% (at 10% per year). The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option.

OPTION EXERCISES AND HOLDINGS

         The following table sets forth, for each of the officers in the Summary Compensation Table, certain information concerning stock options exercised during fiscal 2001, and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2001. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 2001.


                  AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND FISCAL 2001 YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                 SHARES                       OPTIONS AT FISCAL YEAR END        FISCAL YEAR END($)(1)
                              ACQUIRED ON        VALUE      ------------------------------  ------------------------------
           NAME               EXERCISE(#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------  -------------   -------------  -------------  ---------------  -------------  ---------------
Peter M. Caswell...........     105,000       $5,308,162          411,405          101,333    $16,383,804       $3,493,902
Melanie K. Cary............     102,758        4,591,060           29,167          166,334        721,550        2,704,499
Collin A. Cohen............      62,560        1,718,315          108,033          160,083      3,282,991        3,346,858
Lily S. Chang..............      67,481        2,498,440          101,646          169,875      2,776,607        3,830,204
Irv H. Lichtenwald.........      40,000        1,313,500           18,251          165,751        265,053        3,335,173
Armistead D. Puryear.......      47,002        1,984,491           22,001           96,001        123,223        2,252,269

-------------------------
(1) Market value of underlying securities based on the closing price of Company's Common Stock on December 31, 2001 (the last trading day of fiscal 2001) on the Nasdaq National Market of $49.95 minus the exercise price.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board of Directors (the "Committee") consists of directors Frank H. Robinson and Wendell G. Van Auken, neither of whom is an employee or officer of the Company. The Committee sets policy and administers the Company's cash and equity incentive programs for the purpose of attracting and retaining highly skilled executives who will promote the Company's business goals and build long-term stockholder value. The Committee is also responsible for reviewing and making recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation and loans, and all bonus and stock compensation to all employees.

         To the extent appropriate, the Company intends to take the necessary steps to conform its compensation practices to comply with the $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code of 1986, as amended.

COMPENSATION PHILOSOPHY AND POLICIES

         The policy of the Committee is to attract and retain key personnel through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The Committee's objectives are to:

      o ensure that the executive team has clear goals and accountability with respect to corporate performance;

      o establish pay opportunities that are competitive based on prevailing practices for the industry, the stage of growth, and the labor markets in which the Company operates;

      o independently assess operating results on a regular basis in light of expected Company performance; and

      o align pay incentives with the long-term interests of the Company's stockholders.

ELEMENTS OF COMPENSATION

         Compensation for officers and key employees includes both cash and equity elements.

         Cash compensation consists of base salary, which is determined by the level of responsibility, expertise and experience of the employee, and competitive conditions in the industry. The Committee believes that the salaries of its officers fall within the software industry norm. In addition, cash bonuses may be awarded to officers and other key employees. Compensation of sales personnel also includes sales commissions tied to annual and quarterly targets.

         Ownership of the Company's Common Stock is a key element of executive compensation. Officers and other employees of the Company are currently eligible to participate in the 1992 Stock Plan and the 1995 Employee Stock Purchase Plan (the "Purchase Plan"), which were adopted prior to the Company's initial public offering in November 1995 and will be eligible to participate in the 2002 Stock Plan (collectively with the 1992 Stock Plan, the "Option Plans"). The Option Plans permit the Board of Directors or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. The Committee has the sole authority to grant stock options to executive officers of the Company and currently administers stock option grants to employees. In determining the size of a stock option grant to a new officer or other key employee, the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. Additional options may be granted to current employees to reward exceptional performance or to provide additional unvested equity incentives. The Purchase Plan permits employees to acquire Common Stock of the Company through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

         The Company also maintains a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all its employees. Employee contributions, limited to 15% of compensation up to $10,500, are matched 50% by the Company, up to 6% of employee compensation. In addition to the employer matching contribution, Advent may make a profit sharing contribution to the 401(k) Plan at the discretion of the Board of Directors.

2001 EXECUTIVE COMPENSATION

         Executive compensation for 2001 included base salary, cash and equity-based incentive compensation and, in the case of sales executives, sales commissions. Cash incentive compensation is designed to motivate executives to attain corporate, business unit and individual goals. The Company's policy is to have a significant portion of an executive's total compensation at risk based on the Company's overall performance. Executive officers, like other employees, were eligible for option grants under the Option Plans.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Compensation for the Chief Executive Officer is determined by a process similar to that discussed above for executive officers. The Chief Executive Officer's target base pay level has been analyzed using data for comparable software companies. Mr. Caswell receives no other material compensation or benefits not provided to all executive officers, except for the loan previously referred to under "Certain Transactions."

         The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the tax deductibility of cash compensation paid to individual executive officers to $1 million per officer. The cash compensation to be paid to the Company's executive officers in fiscal 2001 is not expected to exceed the $1 million limit per individual officer.


                           COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS


                           Frank H. Robinson
                           Wendell G. Van Auken

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

           The management of the Company is responsible for establishing and maintaining internal controls and for preparing the Company's consolidated financial statements. The independent auditors are responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the Audit Committee's duty nor their responsibility to conduct auditing or accounting reviews or procedures. The Audit Committee consists of three independent directors, Wendell G. Van Auken, William F. Zuendt and Monte Zweben, appointed by the Board, who, in the opinion of the Board, meet the independence and experience requirements of the Securities and Exchange Commission. The Audit Committee is governed by a written charter adopted and approved by the Board. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix B.

         The responsibilities of the Audit Committee include recommending to the Board an accounting firm to serve as the Company's independent auditor. The Audit Committee also, as appropriate, reviews, discusses and consults with Company management and the independent auditor regarding the following:

     o the plan for, and the independent auditor's report on, each audit of the Company's financial statements

     o the Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders, as well as the adequacy of the Company's internal controls that could significantly affect the Company's financial statements

     o major changes in the Company's auditing and accounting principles and practices, or in the Company's financial statements

     o the auditor's independence, including the provision of non-audit services to the Company, and the fees paid to the independent auditor

     o legal matters that may have a material impact on the Company's financial statements, including the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies

         The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's annual report. In connection with the audited financial statements contained in the Company's 2001 Annual Report on Form 10-K, the Audit Committee:

     o discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, those matters PricewaterhouseCoopers LLP communicated to and discussed with the Audit Committee under applicable auditing standards, including information concerning the scope and results of the audit;

     o discussed PricewaterhouseCoopers LLP's independence with PricewaterhouseCoopers LLP and received a letter from PricewaterhouseCoopers LLP regarding independence as required under applicable independence standards for auditors of public companies;

     o considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining it independence; and

     o reviewed and discussed, with Company management and PricewaterhouseCoopers LLP, the Company's audited consolidated balance sheets at December 31, 2001 and 2000, and consolidated statements of income and comprehensive income, stockholder's equity and cash flows for the three years ended December 31, 2001.

Based on the discussions with PricewaterhouseCoopers LLP concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company's Annual Report on Form 10-K include these financial statements.


                           AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS


                           Wendell G. Van Auken
                           William F. Zuendt
                           Monte Zweben

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

         The following graph sets forth the Company's total cumulative stockholder return as compared to the Standard & Poor's 500 Index and the Nasdaq Computer & Data Processing Index for the period December 31, 1996 through December 31, 2001. Total stockholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the stock represented in the Standard & Poor's 500 Index and the stocks represented in the Nasdaq Computer & Data Processing Index, respectively.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG ADVENT SOFTWARE, INC., THE S&P 500 INDEX
                 AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                               [PERFORMANCE GRAPH]



                                                          Cumulative Total Return
                                      ---------------------------------------------------------------
                                           12/96     12/97       12/98      12/99     12/00    12/01
ADVENT SOFTWARE, INC.                     100.00     94.24      155.14     318.21    395.68   493.33
S & P 500                                 100.00    133.36      171.47     207.56    188.66   166.24
NASDAQ COMPUTER & DATA PROCESSING         100.00    122.87      219.20     481.81    221.85   178.69

--------------------------------------------------------------------------------
* $100 invested on 12/31/96 in Stock or Index including reinvestment of dividends. Fiscal year ending December 31.

THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

         It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                              THE BOARD OF DIRECTORS

San Francisco, California
April 2, 2002

                                   APPENDIX A

DESCRIPTION OF THE ADVENT SOFTWARE, INC. 2002 STOCK PLAN

         GENERAL. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and its subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be either "incentive stock options" or nonstatutory stock options.

         STOCK SUBJECT TO THE PLAN. The maximum aggregate number of Shares that may be optioned and sold under the Plan is the total of (a) any shares which have been reserved but not issued under the Company's 1992 Stock Plan (the "1992 Plan") as of the date of stockholder approval of this Plan, (b) any shares returned to the 1992 Plan as a result of termination of options or repurchase of Shares issued under the 1992 Plan and (c) an annual increase to be added on the last day of the Company's fiscal year beginning in 2002, equal to the lesser of
(i) 1,500,000 shares, (ii) 3% of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors.

         ADMINISTRATION. The Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the Plan.

         ELIGIBILITY. Nonstatutory stock options may be granted under the Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options may be granted, the time or times at which such options shall be granted, and the exercise price and number of shares subject to each such grant.

         LIMITATIONS. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 1,000,000 shares of Common Stock.

         TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

         (a) EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value on the date such option is granted. The exercise price of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code shall be no less than 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. Notwithstanding the foregoing, options may be granted with an exercise price of less than 100% of the fair market value of the Common Stock on the date of grant pursuant to a merger or other corporate transaction.

         (b) EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, other shares of Common Stock of the Company (with some restrictions), cashless exercises, the reduction of Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

         (c) TERM OF OPTION. The term of each option shall be stated in the option agreement. The term of an incentive stock option may be no more than ten
(10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

         (d) TERMINATION OF SERVICE. If an optionee's service relationship terminates for any reason (excluding death or disability), then the optionee generally may exercise the option within three months of such termination to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's service relationship terminates due to the optionee's disability, the optionee generally may exercise the option, to the extent the option was vested on the date of termination, within 12 months from the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's service relationship terminates due to the optionee's death, the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance generally may exercise the option, to the extent that the option is vested on the date of death, within 12 months from the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

         (e) NONTRANSFERABILITY OF OPTIONS. Unless otherwise determined by the Administrator, options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

         (f) VALUE LIMITATION. To the extent that the aggregate fair market value of the Common Stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options shall be treated as nonstatutory stock options.

         (g) OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.


         ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

         In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all of the option or stock purchase right, including shares as to which the option or would not otherwise be exercisable.

         In connection with any merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options or rights, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

         AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any option previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date the Plan was adopted by the Board.

FEDERAL INCOME TAX CONSEQUENCES

         INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

         NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

                                   APPENDIX B

                             AUDIT COMMITTEE CHARTER


The Audit Committee's purpose is to assist the Board in monitoring (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements and (3) the independence and performance of the company's external auditors.

The Audit Committee shall be comprised of three or more directors appointed by the Board who, in the opinion of the Board, meet the independence and experience requirements of the Securities and Exchange Commission.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the board for approval.

2. Review, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K with management and the independent accountants, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the company's financial statements.

4. Review, before release, with management and the independent auditor, the operating results in the Company's quarterly earnings release and Quarterly Report on Form 10-Q.

5. Meet periodically with management to review the company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the company's auditing and accounting principles and practices as suggested by the independent auditor or management.

7. Recommend to the board the appointment of the independent auditor, which firm is ultimately accountable to the audit committee and the board.

8.   Approve the fees paid to the independent auditor.

9. Receive periodic reports from the independent auditor regarding the auditor's independence, including the provision of non-audit services to the company, discuss such reports with the auditor, and if so determined by the audit committee, recommend that the board take appropriate action to satisfy itself of the independence of the auditor.

10. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

11. Review with the independent auditor any problems of difficulties the auditor may have encountered and any management letter provided by the auditor and the company's response to that letter.

12. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

13. Advise the board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

14. Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquires received from regulators or governmental agencies.

15. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                  DETACH HERE                             ZASOC2


                                     PROXY

                             ADVENT SOFTWARE, INC.

                 PROXY FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ADVENT SOFTWARE, INC., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 2, 2002. The undersignd stockholder hereby also designates Stephanie G. Dimarco and Irv H. Lichtenwald, or either of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of ADVENT SOFTWARE, INC. to be held on Wednesday, May 8, 2002 AT 9:00 A.M., local time, at its corporate offices at 301 Brannan Street, San Francisco, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE 2002 STOCK PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THESE PROPOSALS. PROXY PROXY FOR 2002 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ADVENT SOFTWARE, INC.


-------------                                                      -------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                               SIDE
-------------                                                      -------------

ADVENT SOFTWARE, INC.

 C/O EQUISERVE
 P.O. BOX 43068
 PROVIDENCE, RI 02940
















                                                          DETACH HERE                                                         ZASOC1

    PLEASE MARK
/X/ VOTES AS IN
    THIS EXAMPLE.

       1. ELECTION OF DIRECTORS                                 2. PROPOSAL TO APPROVE THE 2002 STOCK      FOR    AGAINST   ABSTAIN
                                                                   PLAN AND THE ADOPTION OF A              / /      / /       / /
          NOMINEES: (01) PETER M. CASWELL, (02) STEPHANIE G.       PROVISION PROVIDING FOR AN ANNUAL
          DIMARCO, (03) FRANK H. ROBINSON, (04) WENDELL G. VAN     INCREASE IN THE NUMBER OF SHARES
          AUKEN, (05) WILLIAM F. ZUENDT, (06) MONTE ZWEBEN         RESERVED FOR ISSUANCE UNDER THE PLAN
                                                                   ON THE LAST DAY OF EACH FISCAL YEAR.

                        FOR     WITHHELD                        3. PROPOSAL TO RATIFY THE APPOINTMENT OF   FOR    AGAINST   ABSTAIN
                        / /        / /                             PRICEWATERHOUSECOOPERS LLP AS           / /      / /       / /
                                                                   INDEPENDENT ACCOUNTANTS OF THE COMPANY
                                                                   FOR 2002.

          / /
              ----------------------------------------
              FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

                                                                MARK HERE IF YOU PLAN TO ATTEND THE MEETING                   / /

                                                                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                 / /


                                                                PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON. ALL
                                                                HOLDERS MUST SIGN. WHEN SIGNING IN A FIDUCIARY CAPACITY,
                                                                PLEASE INDICATE FULL TITLE AS SUCH. IF A CORPORATION OR
                                                                PARTNERSHIP, PLEASE SIGN IN FULL CORPORATE OR PARTNERSHIP NAME
                                                                BY AUTHORIZED PERSON.

SIGNATURE:                                   DATE:               SIGNATURE:                                   DATE:
          -----------------------------------      -------------           ----------------------------------      --------------


                              ADVENT SOFTWARE, INC.

                                 2002 STOCK PLAN


     1.   PURPOSES OF THE PLAN. The purposes of this 2002 Stock Plan are:

          o to attract and retain the best available personnel for positions of substantial responsibility,

          o to provide additional incentive to Employees, Directors and Consultants, and

          o    to promote the success of the Company's business.

          Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

     2.   DEFINITIONS. As used herein, the following definitions shall apply:

          (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

          (c) "BOARD" means the Board of Directors of the Company.

          (d) "CHANGE IN CONTROL" means the occurrence of any of the following events:

              (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;


              (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

              (iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

              (iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          (e) "CODE" means the Internal Revenue Code of 1986, as amended.

          (f) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (g) "COMMON STOCK" means the common stock of the Company.

          (h) "COMPANY" means Advent Software, Inc., a Delaware corporation.

          (i) "CONSULTANT" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (j) "DIRECTOR" means a member of the Board.

          (k) "DISABILITY" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

          (l) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (n) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (p) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

          (q) "NOTICE OF GRANT" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

          (r) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (s)  "OPTION" means a stock option granted pursuant to the Plan.

          (t) "OPTION AGREEMENT" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (u) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

          (v)  "OPTIONED STOCK" means the Common Stock subject to an Option.

          (w) "OPTIONEE" means the holder of an outstanding Option granted under the Plan.

          (x) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (y)  "PLAN" means this 2002 Stock Plan.

          (z) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (aa) "SECTION 16(B)" means Section 16(b) of the Exchange Act.

          (bb) "SERVICE PROVIDER" means an Employee, Director or Consultant.

          (cc) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

          (dd) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is the total of (a) any Shares which have been reserved but not issued under the Company's 1992 Stock Plan (the "1992 Plan") as of the date of stockholder approval of this Plan, (b) any Shares returned to the 1992 Plan as a result of termination of options or repurchase of Shares issued under the 1992 Plan and (c) an annual increase to be added on the last day of the Company's fiscal year beginning in 2002, equal to the lesser of (i) 1,500,000 shares, (ii) 3% of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); PROVIDED, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4.   ADMINISTRATION OF THE PLAN.

          (a) PROCEDURE.

              (i) MULTIPLE ADMINISTRATIVE BODIES. Different Committees with respect to different groups of Service Providers may administer the Plan.

              (ii) SECTION 162(M). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

              (iii) RULE 16B-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

              (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i)    to determine the Fair Market Value;

              (ii) to select the Service Providers to whom Options may be granted hereunder;

              (iii) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

              (iv)   to approve forms of agreement for use under the Plan;

              (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

              (vi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

              (vii)  to institute an Option Exchange Program;

              (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

              (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

              (x) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

              (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

              (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator; and

              (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5. ELIGIBILITY. Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6.   LIMITATIONS.

          (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

          (c) The following limitations shall apply to grants of Options:

              (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares.

              (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares, which shall not count against the limit set forth in subsection (i) above.

              (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 12.

              (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. TERM OF PLAN. Subject to Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

     8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an

Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9.   OPTION EXERCISE PRICE AND CONSIDERATION.

          (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

              (i)    In the case of an Incentive Stock Option

                     (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                     (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.


              (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

          (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                (i)  cash;

               (ii)  check;

              (iii)  promissory note;

              (iv) other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

              (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

              (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

              (vii)  any combination of the foregoing methods of payment; or

              (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10.  EXERCISE OF OPTION.

          (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

              An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

              Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the

Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised following the Optionee's death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's designated beneficiary, provided such beneficiary has been designated prior to Optionee's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee's estate or by the person(s) to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Optionee's death. If, at the time of death, Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     11. TRANSFERABILITY OF OPTIONS. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

     12.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR CHANGE IN
CONTROL.

          (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the number of Shares that may be added annually to the Plan pursuant to Section 3(i) and the number of shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

          (c) MERGER OR CHANGE IN CONTROL. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

              In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

              For the purposes of this subsection (c), the Option shall be considered assumed if, following the merger or Change in Control, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

     13. DATE OF GRANT. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     14.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) STOCKHOLDER APPROVAL. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     15.  CONDITIONS UPON ISSUANCE OF SHARES.

          (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.